Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2017 RESULTS

- Provides 2018 Annual Guidance -

JERICHO, NY, February 28, 2018 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced its financial results for the quarter and year ended December 31, 2017.

Highlights For The Fourth Quarter

•	Net earnings of $0.33 per share
•	Funds From Operations (FFO) of $0.51 per share
•	Adjusted Funds From Operations (AFFO) of $0.43 per share
•	Acquired 39 properties for $70.1 million
•	Increased quarterly dividend by 14 percent

Highlights For The Full Year 2017

•	Net earnings of $1.26 per share
•	FFO of $2.00 per share
•	AFFO of $1.66 per share
•	Acquired 103 properties for $214 million
•	Completed two redevelopment projects

Christopher J. Constant, Getty’s President & Chief Executive Officer stated, “The fourth quarter capped a very productive year for Getty. Our operating portfolio delivered consistent results, while we made additional progress in growing and further diversifying our portfolio with accretive acquisitions. Over the years we have evolved our portfolio into one with high quality, well located assets, many with expanded convenience stores which resonate with today’s consumer. We also continue to execute on redevelopment projects and have a solid pipeline which we expect to come online in 2018 and beyond. As we look ahead we are optimistic about our ability to continue to execute on our growth strategy and deliver stable cash flows for our shareholders.”

Net Earnings

The Company reported net earnings for the quarter ended December 31, 2017, of $13.0 million, or $0.33 per share, as compared to net earnings of $8.3 million, or $0.24 per share, for the same period in 2016. The Company reported net earnings for the year ended December 31, 2017, of $47.2 million, or $1.26 per share, as compared to net earnings of $38.4 million, or $1.12 per share, for the same period in 2016.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

FFO for the quarter ended December 31, 2017, was $20.2 million, or $0.51 per share, as compared to $17.9 million, or $0.52 per share, for the same period in 2016. FFO for the year ended December 31, 2017, was $74.6 million, or $2.00 per share, as compared to $64.2 million, or $1.87 per share, for the same period in 2016.

AFFO for the quarter ended December 31, 2017, was $17.3 million, or $0.43 per share, as compared to $14.5 million, or $0.42 per share, for the same period in 2016. AFFO for the year ended December 31, 2017, was $62.0 million, or $1.66 per share, as compared to $57.1 million, or $1.67 per share, for the same period in 2016.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are defined and reconciled to net earnings in the financial tables at the end of this release. During the fourth quarter of 2017, we revised our definition of AFFO. See “Non-GAAP Financial Measures” below.

Results of Operations

Revenues from rental properties in continuing operations increased by $3.4 million to $28.2 million for the quarter ended December 31, 2017, as compared to $24.8 million for the same period in 2016. Revenues from rental properties in continuing operations were $101.3 million for the year ended December 31, 2017, as compared to $96.7 million for the same period in 2016. The increase in revenues from rental properties for the quarter and year ended December 31, 2017, was primarily due to revenue from the properties acquired during the year ended December 31, 2017.

Property costs from continuing operations were $7.0 million for the quarter ended December 31, 2017, as compared to $6.9 million for the same period in 2016. Property costs from continuing operations were $22.3 million for the year ended December 31, 2017, as compared to $23.2 million for the same period in 2016. The decline in property costs for the year ended December 31, 2017, was principally due to a reduction in rent, maintenance and state and local taxes.

Environmental expenses from continuing operations were $2.2 million for the quarter ended December 31, 2017, as compared to $2 thousand for the same period in 2016. Environmental expenses from continuing operations were $3.1 million for the year ended December 31, 2017, as compared $2.7 million for the same period in 2016. The increase in environmental expenses for the quarter and year ended December 31, 2017, was principally due to changes in net environmental remediation costs, and increases in environmental litigation accruals and legal fees. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of change in reported environmental expenses for one period, as compared to prior periods.

General and administrative expenses from continuing operations were $3.3 million for the quarter ended December 31, 2017, as compared to $3.0 million for the same period in 2016. The increase in general and administrative expenses for the quarter ended December 31, 2017, was principally due to an increase in employee related expenses. General and administrative expenses from continuing operations were $13.9 million for the year ended December 31, 2017, as compared to $14.2 million for the same period in 2016. The decrease in general and administrative expenses for the year ended December 31, 2017, was principally due to reductions in legal and professional fees, and non-recurring employee related expenses predominantly due to reductions in severance and retirement costs partially offset by an increase in employee related expenses.

Impairment charges in continuing operations were $1.7 million for the quarter ended December 31, 2017, as compared to $3.3 million for the same period in 2016. Impairment charges in continuing operations were $8.3 million for the year ended December 31, 2017, as compared to $8.6 million for the same period in 2016. Impairment charges in continuing operations for the quarter and year ended December 31, 2017 and 2016, were primarily attributable to the effect of adding asset retirement costs due to changes in estimates associated with the Company’s environmental liabilities and reductions in estimated sales prices from third-party offers based on signed contracts, letters of intent or indicative bids for certain properties.

Portfolio Activities

During the quarter ended December 31, 2017, the Company acquired fee simple interests in 39 properties for $70.1 million, in the aggregate. During the year ended December 31, 2017, the Company acquired fee simple interests in 103 properties for $214.0 million, in the aggregate.

On October 3, 2017, the Company completed its previously announced transaction with a U.S. subsidiary of Applegreen PLC, whereby the Company acquired fee simple interests in 38 properties for $68.3 million and entered into a unitary lease with the Applegreen subsidiary at the closing of the transaction.

During the quarter ended December 31, 2017, the Company sold three properties for $1.4 million. During the year ended December 31, 2017, the Company sold 12 properties for $4.3 million, in the aggregate.

Redevelopment Activities

During the fourth quarter of 2017, rent commenced on the Company’s third redevelopment project. As of December 31, 2017, the Company is actively redeveloping nine of its former convenience store and gas station properties either as a new convenience and gasoline use or for an alternative single-tenant net lease retail use. As of December 31, 2017, the Company had signed leases on four properties, which are currently part of its net lease portfolio. These properties are expected to be recaptured from their current leases and transferred to redevelopment when the appropriate entitlements, permits and approvals have been secured.

Balance Sheet

As of December 31, 2017, the Company had $380.0 million of outstanding indebtedness with a weighted average interest rate of 4.8%. The Company’s indebtedness consisted of $155.0 million drawn on its Credit Agreement and $225.0 million of Senior Unsecured Notes. Total cash and cash equivalents were $20.0 million as of December 31, 2017.

2018 Guidance

The Company has established its 2018 AFFO guidance at a range of $1.68 to $1.74 per diluted share. The Company’s guidance does not assume any potential future acquisitions or capital markets activities. The guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s reports filed with the Securities and Exchange Commission.

Conference Call Information

Getty Realty Corp.’s Fourth Quarter Earnings Conference Call is scheduled for Wednesday, February 28, 2018, at 4:30 p.m. EDT. To participate in the call, please dial (800) 289-0438, or (323) 794-2423 for international participants, ten minutes before the scheduled start time. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

A replay will be available on Wednesday, February 28, 2018, beginning at 7:30 p.m. EDT through 11:59 p.m. EDT, Wednesday, March 7, 2018. To access the replay, please dial (844) 512-2921, or (412) 317-6671 for international participants, and reference pass code 9332055.

About Getty Realty Corp.

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in the ownership, leasing and financing of convenience store and gasoline station properties. As of December 31, 2017, the Company owned 828 properties and leased 79 properties from third-party landlords in 28 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts as GAAP net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, impairment charges and cumulative effect of accounting change. The Company’s definition of AFFO is defined as FFO less

(i) Revenue Recognition Adjustments (net of allowances), (ii) non-cash changes in environmental estimates, (iii) non-cash environmental accretion expense, (iv) environmental litigation accruals, (v) insurance reimbursements, (vi) legal settlements and judgments, (vii) acquisition costs expensed and (viii) other unusual items that are not reflective of the Company’s core operating performance. Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

Beginning in the fourth quarter of 2017, the Company revised its definition of AFFO to exclude three additional items – environmental litigation accruals, insurance reimbursements, and legal settlements and judgments – because the Company believes that these items are not indicative of its core operating performance. While the Company does not label excluded items as non-recurring, the Company believes that excluding items from its definition of AFFO that are either non-cash or not reflective of its core operating performance provides analysts and investors the ability to compare its core operating performance between periods. AFFO for the quarters ended December 31, 2017 and 2016, and the years ended December 31, 2017 and 2016, have been restated to conform to the Company’s revised definition.

FFO excludes various items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate and impairment charges. In the Company’s case, however, GAAP net earnings and FFO typically include the impact of revenue recognition adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, adjustments recorded for recognition of rental income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases is recognized on a straight-line basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s funding commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO include non-cash changes in environmental estimates and environmental accretion expense, which do not impact the Company’s recurring cash flow. GAAP net earnings and FFO also include environmental litigation accruals, insurance reimbursements, and legal settlements and judgments, which items are not indicative of the Company’s core operating performance. GAAP net earnings and FFO from time to time may also include acquisition costs expensed and other unusual items that are not reflective of the Company’s core operating performance. Acquisition costs are expensed, generally in the period when properties are acquired and are not reflective of recurring operations.

The Company pays particular attention to AFFO, as the Company believes it best represents its core operating performance. In the Company’s view, AFFO provides a more accurate depiction than FFO of its core operating performance. By providing AFFO, the Company believes that it is presenting useful information that assists analysts and investors to better assess its core operating performance. Further, the Company believes that AFFO is useful in comparing the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT

LIMITED TO, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, STATEMENTS REGARDING THE ABILITY TO OBTAIN APPROPRIATE PERMITS AND APPROVALS, AND THOSE REGARDING THE COMPANY’S 2018 AFFO PER SHARE GUIDANCE.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	December 31,
	2017	2016
ASSETS:
Real Estate:
Land	$589,497	$474,115
Buildings and improvements	379,785	306,980
Construction in progress	1,682	426
	970,964	781,521
Less accumulated depreciation and amortization	(133,353)	(120,576)
Real estate held for use, net	837,611	660,945
Real estate held for sale, net	—	645
Real estate, net	837,611	661,590
Investment in direct financing leases, net	89,587	92,097
Notes and mortgages receivable	32,366	32,737
Cash and cash equivalents	19,992	12,523
Restricted cash	821	671
Deferred rent receivable	33,610	29,966
Accounts receivable, net of allowance of $1,840 and $2,006, respectively	3,712	4,118
Prepaid expenses and other assets	55,055	43,604
Total assets	$1,072,754	$877,306
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Borrowings under credit agreement, net	$154,502	$123,801
Senior unsecured notes, net	224,656	174,743
Environmental remediation obligations	63,565	74,516
Dividends payable	12,846	9,742
Accounts payable and accrued liabilities	63,490	63,586
Total liabilities	519,059	446,388
Commitments and contingencies	—	—
Shareholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 and 20,000,000 shares authorized, respectively; unissued	—	—
Common stock, $0.01 par value; 60,000,000 and 50,000,000 shares authorized, respectively; 39,696,110 and 34,393,114 shares issued and outstanding, respectively	397	344
Additional paid-in capital	604,872	485,659
Dividends paid in excess of earnings	(51,574)	(55,085)
Total shareholders’ equity	553,695	430,918
Total liabilities and shareholders’ equity	$1,072,754	$877,306

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues:
Revenues from rental properties	$28,157	$24,774	$101,332	$96,711
Tenant reimbursements	5,112	4,171	15,829	15,017
Interest on notes and mortgages receivable	733	773	2,992	3,543
Total revenues	34,002	29,718	120,153	115,271
Operating expenses:
Property costs	6,974	6,941	22,345	23,205
Impairments	1,730	3,302	8,279	8,566
Environmental	2,167	2	3,098	2,654
General and administrative	3,317	3,046	13,879	14,155
Allowance (recoveries) for uncollectible accounts	5	158	205	(448)
Depreciation and amortization	5,625	4,521	19,089	19,170
Total operating expenses	19,818	17,970	66,895	67,302
Operating income	14,184	11,748	53,258	47,969
Gains on dispositions of real estate	702	1,014	1,041	6,390
Other income, net	3,527	608	8,518	2,027
Interest expense	(5,092)	(4,035)	(17,769)	(16,561)
Earnings from continuing operations	13,321	9,335	45,048	39,825
Discontinued operations:
(Loss) earnings from operating activities	(285)	(1,007)	2,138	(1,236)
(Loss) on dispositions of real estate	—	—	—	(178)
(Loss) earnings from discontinued operations	(285)	(1,007)	2,138	(1,414)
Net earnings	$13,036	$8,328	$47,186	$38,411
Basic and diluted earnings per common share:
Earnings from continuing operations	$0.33	$0.27	$1.20	$1.16
(Loss) earnings from discontinued operations	—	(0.03)	0.06	(0.04)
Net earnings	$0.33	$0.24	$1.26	$1.12
Weighted average common shares outstanding:
Basic and diluted	39,623	34,074	36,897	33,806

Dividends declared per common share	$0.32	$0.28	$1.16	$1.03

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Net earnings	$13,036	$8,328	$47,186	$38,411
Depreciation and amortization of real estate assets	5,625	4,521	19,089	19,170
Gains on dispositions of real estate	(702)	(1,014)	(1,041)	(6,213)
Impairments	2,278	6,027	9,321	12,814
Funds from operations	20,237	17,862	74,555	64,182
Revenue recognition adjustments	(677)	(907)	(1,976)	(3,417)
Changes in environmental estimates	(737)	(3,202)	(6,854)	(7,007)
Accretion expense	828	1,087	3,448	4,107
Environmental litigation accruals	1,150	—	1,044	801
Insurance reimbursements	(982)	(452)	(1,804)	(1,146)
Legal settlements and judgments	(2,526)	—	(6,381)	(514)
Acquisition costs	—	66	—	86
Adjusted funds from operations	$17,293	$14,454	$62,032	$57,092
Basic and diluted per share amounts:
Earnings per share	$0.33	$0.24	$1.26	$1.12
Funds from operations per share	0.51	0.52	2.00	1.87
Adjusted funds from operations per share	$0.43	$0.42	$1.66	$1.67
Basic and diluted weighted average common shares outstanding	39,623	34,074	36,897	33,806

Contacts:	Danion Fielding
Chief Financial Officer
(516) 478-5400

Investor Relations
(516) 478-5418
ir@gettyrealty.com